
                                             INTERSTATE POWER AND LIGHT COMPANY

                                              RATIO OF EARNINGS TO FIXED CHARGES

                                                                                        Year Ended December 31,
                                                 Nine Months Ended    -----------------------------------------------------
                                                 September 30, 2000      1999       1998       1997      1996       1995
                                                --------------------  -----------------------------------------------------
Net income                                            $81,785          $97,292    $80,667    $87,960    $92,052    $86,934
Income taxes                                           59,195           69,291     52,587     59,901     61,225     60,548
                                                --------------------  -----------------------------------------------------
Net income before income taxes                        140,980          166,583    133,254    147,861    153,277    147,482
                                                --------------------  -----------------------------------------------------

Interest expense                                       50,204           66,973     67,180     68,401     60,186     61,596
Estimated interest component of rent expense            4,243            4,539      4,588      4,856      4,522      5,008
                                                --------------------  -----------------------------------------------------
Fixed charges as defined                               54,447           71,512     71,768     73,257     64,708     66,604
                                                --------------------  -----------------------------------------------------

Earnings as defined                                  $195,427         $238,095   $205,022   $221,118   $217,985   $214,086
                                                ====================  =====================================================

Ratio of Earnings to Fixed Charges                       3.59             3.33       2.86       3.02       3.37       3.21
                                                ====================  =====================================================